Exhibit 99.1

Innodata Reports Third Quarter 2021 Results

Revenue Up 20% Year-Over-Year

AI-Based Solutions and Industry Platforms Driving Growth

NEW YORK – November 4, 2021 – INNODATA INC. (NASDAQ: INOD) today reported results for the third quarter ended September 30, 2021.

•	Revenue for the quarter ended September 30, 2021 was $17.5 million, up 20% year-over-year.

•	Net loss for the quarter ended September 30, 2021 was $0.8 million, or $0.03 per basic and diluted share, compared to a net income of $0.2 million, or $0.01 per basic and diluted share, in the same period last year.

•	Revenue for the nine months ended September 30, 2021 was $50.5 million, up 18% year-over-year.

•	Net loss for the first nine months of 2021 was $0.5 million, or $0.02 per basic and diluted share, compared to a net loss of $0.6 million, or $0.02 per basic and diluted share, in the same period last year.

•	Cash and cash equivalents were $20.9 million at September 30, 2021, up from $17.6 million at December 31, 2020.

Amounts in this press release have been rounded. All percentages have been calculated using unrounded amounts.

Jack Abuhoff, CEO, said, "Today we’re pleased to announce that we achieved 20% revenue growth in Q3 year-over-year. More importantly, we anticipate this growth to accelerate in Q4 and into next year. Our confidence stems from the new deals we’re signing, the traction we’re getting in the market with both existing and new AI solutions and platforms, the productivity ramp-up we’re anticipating from our expanding sales force, and current and anticipated continuing expansion of several of our key new customer relationships."

Timing of Conference Call with Q&A

Innodata will conduct an earnings conference call, including a question-and-answer period, at 11:00 AM eastern time today. You can participate in this call by dialing the following call-in numbers:

The call-in numbers for the conference call are:

1-800-367-2403	(Domestic)
1-334-777-6978	(International)

1-888-203-1112	(Domestic Replay)
1-719-457-0820	(International Replay)

Passcode on both: 5102285

It is recommended that participants dial in approximately 10 minutes prior to the start of the call. Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of www.innodata.com. Please note that the Webcast feature will be in listen-only mode.

Call-in or Webcast replay will be available for 30 days following the conference call.

About Innodata

Innodata (NASDAQ: INOD) is a leading data engineering company. Prestigious companies across the globe turn to Innodata for help with their biggest data challenges. By combining advanced machine learning and artificial intelligence (ML/AI) technologies, a global workforce of over 3,500 subject matter experts, and a high-security infrastructure, we’re helping usher in the promise of digital data and ubiquitous AI.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Words such as “project,” “believe,” “expect,” “can,” “continue,” “could,” “intend,” “may,” “should,” “will,” “anticipate,” “indicate,” “forecast,” “predict,” “likely,” “goals,” “estimate,” “plan,” “potential,” or the negatives thereof and other similar expressions generally identify forward-looking statements, which speak only as of the date hereof.

These forward-looking statements are based on management’s current expectations, assumptions and estimates and are subject to a number of risks and uncertainties, including without limitation, the expected or potential effects of the novel coronavirus (COVID-19) pandemic and the responses of governments, the general global population, our customers, and the Company thereto; that contracts may be terminated by clients; projected or committed volumes of work may not materialize; continuing Digital Data Solutions segment reliance on project-based work and the primarily at-will nature of such contracts and the ability of these clients to reduce, delay or cancel projects; the likelihood of continued development of the markets, particularly new and emerging markets, that our services support; continuing Digital Data Solutions segment revenue concentration in a limited number of clients; potential inability to replace projects that are completed, canceled or reduced; our dependency on content providers in our Agility segment; difficulty in integrating and deriving synergies from acquisitions, joint venture and strategic investments; potential undiscovered liabilities of companies and businesses that we may acquire; potential impairment of the carrying value of goodwill and other acquired intangible assets of companies and businesses that we acquire; changes in our business or growth strategy; a continued downturn in or depressed market conditions, whether as a result of the COVID-19 pandemic or otherwise; changes in external market factors; the ability and willingness of our clients and prospective clients to execute business plans that give rise to requirements for our services; changes in our business or growth strategy; the emergence of new or growth in existing competitors; various other competitive and technological factors; our use of and reliance on information technology systems, including potential security breaches, cyber-attacks, privacy breaches or data breaches that result in the unauthorized disclosure of consumer, client, employee or Company information, or service interruptions; and other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission.

Our actual results could differ materially from the results referred to in forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, uncertainty around the COVID-19 pandemic and the effects of the global response thereto and the risks discussed in Part I, Item 1A. “Risk Factors,” Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and other parts of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 15, 2021, as updated or amended by our other filings with the Securities and Exchange Commission. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements will occur, and you should not place undue reliance on these forward-looking statements. We undertake no obligation to update or review any guidance or other forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by the Federal securities laws.

Company Contact

Marcia Novero

Innodata Inc.

mnovero@innodata.com

(201) 371-8015

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per-share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Services and Solutions	$14,220	$11,723	$40,885	$34,473
SaaS Platforms	3,230	2,830	9,581	8,473
Total	17,450	14,553	50,466	42,946
Direct operating costs	11,051	9,758	31,711	28,867
Foreign exchange (gain) loss	(348)	26	(503)	342
	10,703	9,784	31,208	29,209

Gross Profit	6,747	4,769	19,258	13,737
Operating expenses:
Research and development	337	306	941	975
Selling and marketing	3,882	1,914	10,063	5,837
General and administrative	3,043	2,362	8,763	6,851
Interest expense	4	44	18	113
	7,266	4,626	19,785	13,776

Income (loss) from operations	(519)	143	(527)	(39)
Gain from loan forgiveness	-	-	580	-
Income (loss) before provision for income taxes	(519)	143	53	(39)
Provision for income taxes	328	(70)	621	504
Consolidated net income (loss)	(847)	213	(568)	(543)

Income (loss) attributable to non-controlling interests	(47)	7	(63)	25
Net income (loss) attributable to Innodata Inc. and Subsidiaries	$(800)	$206	$(505)	$(568)

Income (loss) per share attributable to Innodata Inc. and Subsidiaries:
Basic	$(0.03)	$0.01	$(0.02)	$(0.02)
Diluted	$(0.03)	$0.01	$(0.02)	$(0.02)
Weighted average shares outstanding:
Basic	26,971	24,470	26,459	24,427
Diluted	26,971	25,260	26,459	24,427

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$20,943	$17,573
Accounts receivable, net	9,016	10,048
Prepaid expenses and other current assets	3,853	4,240
Total current assets	33,812	31,861
Property and equipment, net	2,414	1,852
Right-of-use asset, net	5,876	6,610
Other assets	2,344	2,563
Deferred income taxes, net	1,999	2,187
Intangibles, net	10,245	10,031
Goodwill	2,143	2,150
Total assets	$58,833	$57,254

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable, accrued expenses and other	$8,003	$4,925
Accrued salaries, wages and related benefits	6,692	5,719
Income and other taxes	3,415	5,000
Long-term obligations – current portion	1,130	1,712
Operating lease liability - current portion	1,056	990
Total current liabilities	20,296	18,346
Deferred income taxes	60	44
Long-term obligations, net of current portion	5,700	6,282
Operating lease liability, net of current portion	5,507	6,332
Total liabilities	31,563	31,004
Non-controlling interests	(3,453)	(3,390)
STOCKHOLDERS' EQUITY	30,723	29,640
Total liabilities and stockholders’ equity	$58,833	$57,254

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED CASH FLOW INFORMATION

(Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(568)	$(543)
Non-cash expenses:
Depreciation and amortization	2,054	1,720
Gain on loan forgiveness	(580)	-
Stock-based compensation	1,117	700
Deferred income tax	(16)	(412)
Pension amortization	308	596
Loss on disposal of property and equipment	-	33
Total	2,883	2,637
Changes in assets and liabilities	3,327	3,559
Cash flows from operating activities	$5,642	$5,653
Cash flows from investing activities	$(2,919)	$(1,076)
Cash flows from financing activities	$785	$(53)

INNODATA INC. AND SUBSIDIARIES

CONSOLIDATED REVENUE

(Unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
DDS	$13,237	$10,526	$37,997	$30,793
Synodex	983	1,197	2,888	3,680
Agility	3,230	2,830	9,581	8,473
Total Revenue	$17,450	$14,553	$50,466	$42,946